UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2022

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-5486
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:
Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2022, our Board of Directors (“Board”) approved and adopted our Third Amended and Restated Bylaws (“Amended Bylaws”) of Aqua Metals, Inc. (“Company”). The Amended Bylaws include the reversal of certain provisions that were approved in 2018 as part of a settlement agreement dated May 2, 2018, as amended (“Settlement Agreement”), between us and David L. Kanen and Kanen Wealth Management, LLC. Pursuant to the Settlement Agreement, we agreed to amend our then current bylaws to provide that the following matters (“Kanen Matters”) can be effected only by way of unanimous approval of our Board, namely (i) any repeal or modification of that certain director resignation policy (“Director Resignation Policy”) referred to in Section 3(c)(i) of the Settlement Agreement; (ii) an increase in the number of the Board beyond seven (7) members; and (iii) our termination of Stephen Cotton as President of our Company without “cause.”. Pursuant to the Amended Bylaws, we have removed the requirement that the Kanen Matters can only be approved by the unanimous approval of the Board, thereby subjecting each of the Kanen Matters to the standard requirement of the approval of a majority of our Board members. For the sake of clarity, we have not undertaken, nor are there any plans to undertake, any action effecting any of the Kanen Matters.

The Amended Bylaws also contain several revisions to reflect recent changes in the Delaware General Corporation Law (“DGCL”) and to otherwise conform to the DGCL, none of which materially impact the disclosures we have made concerning our former bylaws in our registration statements, prospectuses and reports filed with the SEC, except for Section 2.11 of the Amended Bylaws which allows for action required or permitted to be taken an at annual or special meeting of stockholders to be taken by majority written consent of the stockholders, except as may be prohibited by our certificate of incorporation.

The Amended Bylaws have been filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Settlement Agreement has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 7.01          Regulation FD Disclosure.

As previously disclosed by us, beginning on February 2, 2018, five purported shareholder derivative actions were filed in the United States District Court for the District of Delaware against the Company and certain of our then current and former executive officers and directors. On May 3, 2018, the cases were consolidated under the caption In re Aqua Metals, Inc. Stockholder Derivative Litigation, Case No. 1:18-cv-00201-LPS (D. Del.) (“Derivative Action”). The complaints were filed by persons claiming to be stockholders of our Company and generally allege that certain of our officers and directors breached their fiduciary duties to the Company by violating the federal securities laws and exposing the Company to possible financial liability.

On August 18, 2021, the parties agreed to settle the Derivative Action pursuant to a Stipulation of Settlement (“Stipulation”), subject to the approval of the Court. Pursuant to the Stipulation, we were required to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation. On November 9, 2021, the Court approved the Stipulation and on January 19, 2022, our Board approved the corporate governance reforms, including Board policies with regard to:

●	The formal separation of the positions of Chairman of the Board and Chief Executive Officer;
●	The creation of a disclosure committee and disclosure committee charter;
●
The requirement that the non-executive directors meet in executive session at least four (4) times per year, and that the non-executive directors endeavor to meet in executive session after each Board meeting, time permitting;

●	The requirement that each new director, upon appointment to the Board, attend the Stanford Directors’ College or a similar program;
●	The requirement that the Audit Committee of the Board meet at least four (4) times per year;
●	The requirement that the Compensation Committee of the Board meet at least two (2) times per year; and
●	The adoption of a whistleblower policy.

The foregoing is a summary of the reforms agreed to by us and a more complete description of the reforms is set forth in Exhibit A to the Stipulation, a copy of which is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Most of the above reforms represent established practices of the Company, however the Stipulation requires that the Board formally adopt these reforms and agree to maintain them for at least four years from the date of the Court’s approval of the Stipulation.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description	Method of Filing
3.1	Third Amended and Restated Bylaws of Atomera Incorporated	Filed Electronically herewith
99.1	Settlement Agreement dated May 2, 2018	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on May 2, 2018
99.2	Stipulation of Settlement	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on August 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: January 21, 2022	/s/ Judd Merrill
Judd Merrill,
Chief Financial Officer